                        INVESTMENT SUB-ADVISORY AGREEMENT
                         NATIONS MASTER INVESTMENT TRUST

     THIS AGREEMENT is made as of this 2nd day of January, 2001, by and between BANC OF AMERICA ADVISORS, INC., a North Carolina corporation (the "Adviser"), MARSICO CAPITAL MANAGEMENT, LLC, a Delaware limited liability corporation (the "Sub-Adviser"), and NATIONS MASTER INVESTMENT TRUST, a Delaware business trust (the "Trust"), on behalf of those series of the Trust now or hereafter identified on Schedule I (each a "Master Portfolio" and collectively, the "Master Portfolios").

     WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

     WHEREAS, the Sub-Adviser is also registered with the Commission as an investment adviser under the Advisers Act;

     WHEREAS, the Adviser and the Trust have entered into an investment advisory agreement (the "Investment Advisory Agreement"), pursuant to which the Adviser manages the investment operations of each Master Portfolio and may delegate certain duties of the Adviser to one or more investment sub-adviser(s); and

     WHEREAS, the Adviser, with the approval of the Board of Trustees of the Trust (the "Board"), including a majority of the Trustees who are not "interested persons" (defined herein) of any party to this Agreement, desires to delegate to the Sub-Adviser the duty to manage the portfolio investments of the Master Portfolios;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1.  Appointment of Sub-Adviser. The Adviser hereby appoints the Sub-
         --------------------------
Adviser and the Sub-Adviser hereby agrees to manage the portfolio investments of each Master Portfolio subject to the terms of this Agreement and subject to the supervision of the Adviser and the Board.

     2.  Services of Sub-Adviser. The Sub-Adviser shall perform all services
         -----------------------
necessary for the management of the portfolio investments of each Master Portfolio, including but not limited to:

         (a) Managing the investment and reinvestment of all assets, now or hereafter acquired by each Master Portfolio, including determining what securities and other investments are to be purchased or sold for each Master Portfolio and executing transactions accordingly;

         (b) Transmitting trades to each Master Portfolio's custodian for settlement in accordance with each Master Portfolio's procedures and as may be directed by the Trust;

         (c) Assisting in the preparation of all shareholder communications, including shareholder reports, and participating in shareholder relations;

         (d) Making recommendations, or making determinations under authority delegated by the Adviser or the Trust, as to the manner in which voting rights, rights to consent to Master Portfolio action and any other rights pertaining to each Master Portfolio's portfolio securities shall be exercised; provided, however, that the Sub-Adviser shall be given reasonable prior notice should the Adviser or the Trust determine to direct the Sub-Adviser in its exercise of such rights;

         (e) Making recommendations to the Adviser and the Board with respect to Master Portfolio investment policies and procedures, and carrying out such investment policies and procedures as are approved by the Board or by the Adviser under authority delegated by the Board to the Adviser;

         (f) Supplying reports, evaluations, analyses, statistical data and information within its possession or control to the Adviser, the Board or to the Master Portfolios' officers and other service providers as the Adviser or the Board may reasonably request from time to time or as may be necessary or appropriate for the operation of the Trust as an open-end investment company or as necessary to comply with Section 3(a) of this Agreement;

         (g) Maintaining all required books and records with respect to the investment decisions and securities transactions for each Master Portfolio;

         (h) Furnishing any and all other services, subject to review by the Board, that the Adviser from time to time reasonably determines to be necessary to perform its obligations under the Investment Advisory Agreement or as the Board may reasonably request from time-to-time.

     3.  Responsibilities of Sub-Adviser. In carrying out its obligations under
         -------------------------------
this Agreement, the Sub-Adviser agrees that it will:

         (a) Comply with all applicable law, including but not limited to the 1940 Act and the Advisers Act, the rules and regulations of the Commission thereunder and the conditions of any order affecting the Trust or a Master Portfolio issued thereunder;

         (b) Use the same skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

         (c) Not make loans to any person for the purpose of purchasing or carrying Master Portfolio interests;

         (d) Place, or arrange for the placement of, all orders pursuant to its investment determinations for the Master Portfolios either directly with the issuer or with any broker or dealer (including any affiliated broker or dealer). In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Master Portfolio the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider whether such broker or dealer furnishes research and other information or services to the Sub-Adviser; and

         (e) Adhere to the investment objective, strategies, policies and procedures of the Trust adopted on behalf of each Master Portfolio.

     4.  Confidentiality of Information. Each party agrees that it will treat
         ------------------------------
confidentially all information provided by another party regarding such other party's business and operations, including without limitation the investment activities or holdings of a Master Portfolio. All confidential information provided by a party hereto shall not be disclosed to any unaffiliated third party without the prior consent of the providing party. The foregoing shall not apply to any information that is public when provided or thereafter becomes public or which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

     5.  Services Not Exclusive. The services furnished by the Sub-Adviser
         ----------------------
hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its provision of services under this Agreement is not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Sub-Adviser to be suitable for two or more accounts managed by the Sub-Adviser, the available securities or investments may be allocated in a manner believed by the Sub-Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Master Portfolio or the size of the position obtainable for or disposed of by a Master Portfolio.

     6.  Delivery of Documents. The Trust will provide the Sub-Adviser with
         ---------------------
copies, properly certified or authenticated, of each of the following:

         (a) the Trust's Certificate of Trust, as filed with the Secretary of State of Delaware, and Declaration of Trust (such Declaration of Trust, as presently in effect and as from time-to-time amended, is herein called the "Declaration of Trust");

         (b)    the Trust's Bylaws, if any;

         (c) the most recent prospectus(es) and statement(s) of additional information relating to each Master Portfolio (such prospectus(es) together with the related statement(s) of additional information, as presently in effect and all amendments and supplements thereto, are herein called the "Prospectus"); and

         (d) any and all applicable policies and procedures approved by the Board.

     The Trust will promptly furnish the Sub-Adviser with copies of any and all amendments of or additions or supplements to the foregoing.

     7.  Books and Records. In compliance with the requirements of Rule 31a-3
         -----------------
under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for each Master Portfolio under this Agreement are the property of the Trust and further agrees to surrender promptly to the Trust or the Adviser any of such records upon request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     8.  Expenses of the Master Portfolios. Except to the extent expressly
         ---------------------------------
assumed by the Sub-Adviser and except to any extent required by law to be paid or reimbursed by the Sub-Adviser, the Sub-Adviser shall have no duty to pay any ordinary operating expenses incurred in the organization and operation of the Master Portfolios. Ordinary operating expenses include, but are not limited to, brokerage commissions and other transaction charges, taxes, legal, auditing, printing, or governmental fees, other Master Portfolio service providers' fees and expenses, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to Board and shareholder meetings and the cost of preparing and distributing reports and notices to shareholders. The Sub-Adviser shall pay all other expenses incurred by it in connection with its services under this Agreement.

     9.  Compensation. Except as otherwise provided herein, for the services
         ------------
provided to each Master Portfolio and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee determined in accordance with Schedule I attached hereto. It is understood that the Adviser shall be solely responsible for compensating the Sub-Adviser for performing any of the duties delegated to the Sub-Adviser and the Sub-Adviser agrees that it shall have no claim against the Trust or any Master Portfolio with respect to compensation under this Agreement.

     10. Liability of Sub-Adviser. The Sub-Adviser shall not be liable for any
         ------------------------
error of judgment or mistake of law or for any loss suffered by the Adviser or the Trust in connection with the performance of its duties under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser or any of its officers, directors, employees or agents, in connection with the performance of their duties under this Agreement, from reckless disregard by it or its officers, directors, employees or agents of any of their obligations and duties under this Agreement or from any violations of securities laws, rules, regulations, statutes and codes, whether federal or state, by the Sub-Adviser or any of its officers, directors, employees or agents.

     11. Term and Approval. This Agreement will become effective as of the date
         -----------------
set forth herein above, and shall continue in effect until the second anniversary of its effective date. This Agreement will become effective with respect to each additional Master Portfolio as of the date set forth on
Schedule I when each such Master Portfolio is added thereto. The Agreement shall continue in effect for a Master Portfolio after the second anniversary of the effective date for successive annual periods ending on each anniversary of such date, provided that the continuation of the Agreement is specifically approved for the Master Portfolio at least annually:

         (a)(i) by the Board or (ii) by the vote of "a majority of the outstanding voting securities" of the Master Portfolio (as defined in Section 2(a)(42) of the 1940 Act); and

         (b) by the affirmative vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

     12. Termination. This Agreement may be terminated without payment of
         -----------
any penalty at any time by:

         (a) the Trust with respect to a Master Portfolio, by vote of the Board or by vote of a majority of a Master Portfolio's outstanding voting securities, upon sixty (60) days' written notice to the other parties to this Agreement; or

         (b) the Adviser or the Sub-Adviser with respect to a Master Portfolio, upon sixty (60) days' written notice to the other parties to this Agreement.

     Any party entitled to notice may waive the notice provided for herein. This Agreement shall automatically terminate in the event of its assignment, unless an order is issued by the Commission conditionally or unconditionally exempting such assignment from the provisions of Section 15(a) of the 1940 Act, in which event this Agreement shall remain in full force and effect subject to the terms of such order. For the purposes of this paragraph, the definitions contained in
Section 2(a) of the 1940 Act and the applicable rules under the 1940 Act shall apply.

     14. Code of Ethics. The Sub-Adviser represents that it has adopted a
         --------------
written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser or the Trust with a copy of such code, any amendments or supplements thereto and its policies and/or procedures implemented to ensure compliance therewith.

     15. Insurance. The Sub-Adviser shall maintain for the term of this
         ---------
Agreement and provide evidence thereof to the Trust or the Adviser a blanket bond and professional liability (error and omissions) insurance in an amount reasonably acceptable to Adviser.

     16. Representations and Warranties. Each party to this Agreement
         ------------------------------
represents and warrants that the execution, delivery and performance of its obligations under this Agreement are within its powers, have been duly authorized by all necessary actions and that this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms. The Sub-Adviser further represents and warrants that it is duly registered as an investment adviser under the Advisers Act.

     17. Amendment of this Agreement. No provision of this Agreement may be
         ---------------------------
changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     18. Notices. Any notices under this Agreement shall be in writing,
         -------
addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice. Until further notice, it is agreed that the address of the Trust shall be c/o Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201, Attention: Secretary, that of the Adviser shall be One Bank of America Plaza, 33rd Floor, 101 South Tryon Street, Charlotte, North Carolina 28255, Attention: President, and that of the Sub-Adviser shall be 1200 17th Street, Suite 1300, Denver, Colorado 80202, Attention: Barbara M. Japha. The Sub-Adviser agrees to promptly notify the Adviser and the Trust in writing of the occurrence of any event which could have a material impact on the performance of its duties under this Agreement, including but not limited to
(i) the occurrence of any event which could disqualify the Sub-Adviser from serving as an investment adviser pursuant to Section 9 of the 1940 Act; (ii) any material change in the Sub-Adviser's business activities; (iii) any event that would constitute a change in control of the Sub-Adviser; (iv) any change in the portfolio manager of a Master Portfolio; (v) the existence of any pending or threatened audit, investigation, examination, complaint or other inquiry (other than routine audits or regulatory examinations or inspections) relating to any Master Portfolio; and (vi) any material violation of the Sub-Adviser's code of ethics.

     19. Release. The names "Nations Master Investment Trust" and "Trustees of
         -------
Nations Master Investment Trust" refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer or shareholder shall be personally liable for any such liabilities. All persons dealing with any Master Portfolio of the Trust must look solely to the property belonging to such Master Portfolio for the enforcement of any claims against the Trust.

     20. Miscellaneous. This Agreement contains the entire understanding of the
         -------------
parties hereto. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     21. Governing Law. This Agreement shall be governed by, and construed in
         -------------
accordance with, Delaware law and the federal securities laws, including the 1940 Act and the Advisers Act.

     22. Counterparts. This Agreement may be executed in any number of
         ------------
counterparts, each of which shall be deemed an original.

     23. Use of the Name "Marsico". Sub-Adviser hereby consents to and grants a
         -------------------------
non-exclusive license for the use by the Trust to the phrase "Marsico Capital", the identifying word "Marsico" in the name of the Master Portfolios and any logo or symbol authorized by the Sub-Adviser. Such consent is conditioned upon the Trust's employment of Sub-Adviser or its affiliates as sub-investment adviser to the Master Portfolios. Sub-Adviser may from time to time use the phrase "Marsico Capital" or the identifying word "Marsico" or logos or symbols used by Sub-Adviser in other connections and for other purposes, including without limitation in the names of other investment companies, corporations or businesses that it may manage, advise, sponsor or own or in which it may have a financial interest. Sub-Adviser may require the Trust to cease using the phrase "Marsico Capital" or the identifying word "Marsico" in the name of the Master Portfolios or any logo or symbol authorized by Sub-Adviser if the Trust ceases to employ Sub-Adviser or an affiliate thereof as sub-investment adviser.

     24. Use of the Name "Nations Funds". The Sub-Adviser agrees that it will
         -------------------------------
not use the name "Nations Funds", any derivative thereof, or the name of the Adviser, the Trust or any Master Portfolio except in accordance with such policies and procedures as may be mutually agreed to in writing. The parties hereto agree that the Sub-Adviser shall be permitted to include in its promotional or marketing literature statements to the effect that it manages the portfolio investments of any Nations Fund(s) with respect to which it serves as investment sub-adviser.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                           NATIONS MASTER INVESTMENT TRUST
                                           on behalf of the Master Portfolios

                                           By: /s/ A. Max Walker
                                               ---------------------------
                                               A. Max Walker
                                               President and Chairman of the
                                               Board of Trustees

                                           BANC OF AMERICA ADVISORS, INC.

                                           By: /s/ Robert H. Gordon
                                               ---------------------------
                                               Robert H. Gordon
                                               President

                                           MARSICO CAPITAL MANAGEMENT, LLC

                                           By: /s/ Barbara M. Japha
                                               ---------------------------
                                               Barbara M. Japha
                                               President and General Counsel

                                   SCHEDULE I

         The Adviser shall pay the Sub-Adviser as, full compensation for services provided and expenses assumed hereunder, a sub-advisory fee for each Master Portfolio, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of the Master Portfolio:

                                                                 Rate of
                Master Portfolio                               Compensation                  Effective Date
                ----------------                               ------------                  --------------
Nations Marsico International Opportunities                        0.45%                          01/02/01
Master Portfolio
Nations Marsico 21st Century Master Portfolio                      0.45%                          04/12/01
Nations Marsico Focused Equities Master                            0.45%                          04/12/01
Portfolio
Nations Marsico Growth Master Portfolio                            0.45%                          04/12/01
Nations International Equity                          0.65% of the first $60,000,000              03/27/02
Master Portfolio                                      of the Master Portfolio's average
                                                      daily net assets; plus, 0.55% of
                                                      the next $130,000,000 of the Master
                                                      Portfolio's average daily net
                                                      assets; plus 0.45% of the next
                                                      $200,000,000 of the Master
                                                      Portfolio's average daily net
                                                      assets; plus 0.40% of the Master
                                                      Portfolio's average daily net
                                                      assets in excess of $390,000,000.

Approved: August 23, 2000
Last Amended: May 10, 2002

     IN WITNESS WHEREOF, the parties hereto have caused the amended Schedule I to be executed by their officers designated below as of the 10th day of May, 2002.

                                        NATIONS MASTER INVESTMENT TRUST
                                        on behalf of the Master Portfolios

                                        By: /s/ Richard H. Blank, Jr.
                                            ------------------------------
                                            Richard H. Blank, Jr.
                                            Secretary

                                        BANC OF AMERICA ADVISORS, LLC (formerly
                                        Banc of America Advisors, Inc.)

                                        By: /s/ Robert H. Gordon
                                            ------------------------------
                                            Robert H. Gordon
                                            President

                                        MARSICO CAPITAL MANAGEMENT, LLC

                                        By: /s/ Barbara M. Japha
                                            ------------------------------
                                            Barbara M. Japha
                                            President and General Counsel